UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2005 (March 24, 2005)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8747	43-1304369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 24, 2005, AMC Entertainment Inc. (“AMC” or the “Company”) commenced an organizational restructuring related to functions at its Home Office in Kansas City, Missouri and its Film Office in Los Angeles, California.  The Company's new organizational structure flattens management structure and aligns systems, resources and areas of expertise to promote faster communication.  The primary goal of the restructuring is to create a simplified organizational structure; in this way, the Company believes it is positioning AMC to best serve its existing guests while setting the stage to handle growth with improved infrastructure.

The Company currently estimates it will record $5.2 million of expenses related to one-time termination benefits and other costs related to the displacement of approximately 55 associates.  The expenses are expected to be incurred during the fourth quarter of fiscal 2005 and the first quarter of fiscal 2006.  The Company expects to complete its organizational restructuring including payment of related costs by the end of its first fiscal quarter of 2006 on June 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date:	March 29, 2005	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer